                                                                   EXHIBIT 10.18


                                 LEASE AGREEMENT



         This Lease ("Lease") is made this 10th day of October, 2001, between Forsyth Centre Associates, L.L.C., a Missouri limited liability company ("Landlord") and D&K Healthcare Resources, Inc., a Delaware corporation ("Tenant").

                                    RECITALS

         A. Landlord is the owner of certain real property located at 8235 Forsyth Boulevard, Clayton, Missouri, the legal description of which is contained in Exhibit "A" hereto (the "Land"). Landlord has constructed a 14 story office building upon the Land consisting of approximately 245,000 square feet of gross floor area (the "Building"). The atrium lobby of the Building will adjoin the existing lobby of the building located at 8182 Maryland Avenue, Clayton, Missouri (the "Adjoining Building").

         B. Landlord has the right to use certain parking spaces within a multi-level parking garage (the "Parking Garage") connected to the Building and situated on certain real property which abuts the Land, the legal description of which is contained in Exhibit "B" hereto.

         C. Landlord wishes to lease a portion of the Building to Tenant, and Tenant wishes to lease the same from Landlord, upon the terms set forth herein.

                                    AGREEMENT

         In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

                                    ARTICLE I
                                     DEMISE

         1.1 Leased Premises. Subject to the terms and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases and rents from Landlord, the entire tenth floor of the Building consisting of approximately 16,400 rentable square feet, a portion of the ninth floor of the Building consisting of approximately 10,922 rentable square feet as outlined on
Exhibit 1.1 hereto, and a portion of the third floor of the Building consisting of approximately 3,000 rentable square feet as outlined on Exhibit 1.1A hereto on which floor Tenant's computer equipment will be located (the "Leased Premises") (the actual rentable square feet shall be determined according to ANSI/ BOMA Z65.1-1996 and set forth in an addendum hereto to be executed by both parties), together with the right to use in common with the other tenants in the Building, and their invitees, the hallways, corridors, lobbies, lavatories (on multi-tenant floors), elevators, stairways, entrances, exits, sidewalks, driveways, parking facilities and all other common areas and facilities appurtenant to the Building (collectively the "Appurtenances").

         1.2 Square Footage. The rentable square footage of the Building is 217,564 square feet. The rentable square footage of the Leased Premises shall be determined upon completion of construction



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according to ANSI/BOMA Z65.1-1996 and set forth in an Addendum hereto to be executed by both parties.

         1.3 Parking Spaces. Landlord agrees to provide to Tenant, at Tenant's option which Tenant may amend from time to time, during the term of the Lease
(a) up to three (3) parking spaces per every 1,000 rentable square feet, five
(5) of which will be located on the main level of the Parking Garage on a reserved basis and the balance of which will be located in the Parking Garage on an unallocated basis (the "Parking Spaces"). Further, Landlord agrees to provide to Tenant, during the term of the Lease, additional reserved parking spaces (the location of which shall be determined by Landlord) for the purpose of locating/storing Tenant's generator. Notwithstanding anything to the contrary contained herein, at no time will Tenant be obliged to acquire a license for the use of a minimum number of parking spaces. Landlord has the exclusive right to determine which parking spaces in the Parking Garage will be Parking Spaces. Should Tenant require parking spaces in addition to the Parking Spaces, Landlord will use commercially reasonable efforts to provide such additional parking spaces to Tenant in the Parking Garage at the rate set forth in this Agreement.

                                   ARTICLE II
                                      TERM

         2.1 Initial Term. The term of this Lease is for a period of 120 months commencing on August 1, 2002 (the "Commencement Date"). The term of this Lease ends (the "Expiration Date") at midnight on the last day of the tenth Lease Year (as hereinafter defined) (the "Lease Term"). Notwithstanding the foregoing, if Tenant is delayed in the completion of the Leasehold Improvements due to interference caused by Landlord, the Commencement Date shall be postponed one day for each day of such delay.

         2.2 Early Entry. During the 60 days prior to the Commencement Date, Tenant, along with its contractors, may enter the Leased Premises, with no obligation to pay rent, for the purpose of installing Tenant's furniture and business and trade fixtures and equipment. Such installation is to be performed in accordance with the applicable provisions of Section 4.2. Such prior occupancy by Tenant is to be arranged so as not to result in any delay in the overall construction effort of, or additional cost to, Landlord and so as not to create a jurisdictional dispute with any of the building trades employed by Landlord. Tenant will not be charged for the use of elevators, hoists or Building services during such installation work in the Leased Premises or Tenant's actual move into the Building, unless such use results in an additional charge to Landlord, in which case Tenant is to reimburse Landlord upon demand the amount of the additional charge. Prior to any such early entry, Tenant must give Landlord reasonable prior written notice, and, as a condition to such entry by Tenant for such purposes, Tenant is to deliver to Landlord evidence that the insurance required to be carried by Tenant pursuant to the provisions of Section
7.2 is in effect. If Tenant's prior occupancy under this Section results in a delay in the overall construction effort of, or additional cost to, Landlord, Landlord is to give Tenant written notice thereof, and Tenant is to, on demand, reimburse Landlord for all such costs or damages incurred by Landlord.

         Notwithstanding anything herein to the contrary, if the Leased Premises are available for occupancy prior to August 1, 2002, Tenant may move in and occupy the premises prior to August 1, 2002 with no obligation to pay rent and such prior occupancy will not affect the Commencement Date.

         2.3 Lease Year. For purposes hereof, "Lease Year" means a 12 month period the first month of which commences on (a) the Commencement Date if the Commencement Date is the first day of a month or (b) the first day of the month immediately following the Commencement Date if the Commencement Date is not the first day of a month. At any time after the Commencement Date, at the request of either party, both parties shall execute a supplemental agreement to this Lease stating the Commencement Date and the Expiration Date.

         2.4 Option to Renew. Tenant is hereby granted the option to extend the Lease Term for two additional terms of five years each. Such extended terms will be on the same terms and conditions as are set forth in this Lease, except that the Base Rent (as hereinafter defined) payable by Tenant during such extended terms shall be equal to 95% of the prevailing fair rental which non-renewing, non-equity tenants are then receiving in connection with the lease of comparable space and length at Class A office space in Clayton, Missouri and constructed in or after calendar year 2000. Fair rental shall mean and take into account in addition the age of the building, location and floor level, definition of rentable square footage, leasehold improvement allowances, rental concessions and/or abatements, moving expenses, term of lease under consideration and extent of services provided, base year operating expenses and any other relevant term or condition in making such evaluation.

         At least nine (9) months (but no greater than 12 months) prior to the end of the Lease Term, or, if applicable, the first extended term, Tenant shall notify Landlord, in writing, of its desire to renew; within thirty (30) days of receipt of such notice by Landlord, Landlord shall notify Tenant, in writing, of Landlord's estimation of the prevailing fair rental for the Leased Premises. If, within the next thirty (30) days, Landlord and Tenant cannot agree as to the prevailing fair rental, then they each shall immediately select an MAI appraiser with at least ten (10) years experience in the appraisal of office space in the St. Louis metropolitan area. Upon selection, such appraisers shall work together in good faith to agree upon the prevailing fair rental of the Leased Premises. If said appraisers cannot agree within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, such appraisers shall select a third MAI appraiser with at least ten (10) years of experience in the appraisal of office space in the St. Louis metropolitan area. Once the third appraiser has been selected, then such third appraiser shall within ten (10) days after appointment make its determination of the prevailing fair rental amount and such determination shall be binding upon both Landlord and Tenant as the rental rate for such extended term. The parties shall each bear the costs of their own appraiser and shall share equally in the costs of the third appraiser.

                                   ARTICLE III
                                      RENT

         3.1 Base Rent. During the Original Lease Term, Tenant is to pay Landlord in advance on the first day of each calendar month as base rent for the Leased Premises the monthly sums for each Lease Year (the "Base Rent") as set forth in Exhibit 3.1 hereto. The base rental rate for any period of less than one month prior to the first Lease Year is the monthly Base Rent for the first Lease Year, calculated as set forth in the next sentence, and is included in the term "Base Rent". Base Rent and Additional Rent (as hereinafter defined) for any period of less than one calendar month is to be apportioned based on the number of days in that month (with annual rent based on a 365 day year) and is payable on the first day of that period.

         3.2 Payment of Rent. All Base Rent, Additional Rent and other payments to be made to Landlord hereunder are payable, in legal tender, at the office of Landlord at 8182 Maryland Avenue, Suite 307, Clayton, Missouri 63105, attention:
P.A. Novelly II, or such other place as Landlord may direct Tenant, in writing, from time to time. Such payments are to be made without any prior demand therefor and without any deduction or setoff whatsoever (unless specifically authorized herein).



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

         3.3 Additional Rent.


                  (a) Defined. Tenant is to pay Landlord, as "Additional Rent", any amount designated as "Additional Rent" hereunder and Tenant's Proportional Share (as hereinafter defined) of Operating Expenses (as hereinafter defined).

                  (b) Payment of Additional Rent. Unless otherwise specifically set forth herein, Tenant is to pay Landlord Additional Rent on the first day of each calendar month.

                  (c) Parking Rental. For the first Lease Year, Tenant is to pay Landlord in advance on the first day of each month as Additional Rent for each reserved Parking Space the monthly sum of $120 and for each unreserved/unallocated Parking Space the monthly sum of $85. After the first Lease Year and for each Lease Year thereafter, Landlord may increase the parking rental rate to the prevailing fair rental rate if the prevailing fair rental for comparable parking spaces in Clayton, Missouri, increases, but in no event shall such increase exceed $10 per Lease Year.

                  (d) Tenant's Proportional Share of Operating Expenses.


                           (i) For purposes of this Lease, "Base Year" shall
mean the calendar year 2002.




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                           (ii) For purposes of this Lease, "Operating Expenses"
means the total, reasonable (commensurate with the maintenance and operation of a first class office building) costs and expenses incurred by Landlord or paid on behalf of Landlord (grossed up to reflect 95% occupancy) and which are properly chargeable to the operation and maintenance of the Land and Building, including the cost and expense of the following: (A) real estate taxes and assessments for public improvements levied or imposed on the Land and Building and which are payable for a tax fiscal period falling within the Lease Term; (B) snow removal, gardening, replanting and replacing flowers and shrubbery (Operating Expenses do not include the cost of original installations, i.e., landscaping and planting, but do include maintenance); (C) public liability, property damage and fire insurance for the Building and Land; (D) repair, maintenance, and redecorating of common areas in the Building; (E) electricity, water, gas and other utilities (including, without limitation, all capital expenditures intended to reduce the cost of any utilities); (F) maintenance and repair of fixtures and replacement of bulbs; (G) maintenance and repair of elevators and service contracts thereon; (H) sanitary control and extermination;
(I) removal of rubbish, garbage and other refuse; (J) maintenance and repair of security systems and policing; (K) sewer charges; (L) maintenance and repair of machinery and equipment used in the operation and maintenance of the common areas other than the garage areas (including the costs of inspection); (M) maintenance and repair of paving, curbs and walkways and drainage facilities;
(N) music program services and loud speaker systems; (O) operation and maintenance of the heating, ventilating and air-conditioning systems; (P) cleaning and janitorial services; (Q) maintenance and repair of decorations and lavatories; (R) maintenance and repair of all doors and glass in the common areas of the Building and roof and exterior walls and glass; (S) maintenance and repair of the fire sprinkler systems; (T) cost of Landlord personnel directly involved in implementing all the aforementioned (including fringe benefits, employment taxes, and workman's compensation insurance); (U) the cost of any capital improvements not included or accounted for in the above listings made after the initial construction of the Building which actually reduce other operating expenses to the extent of such savings during the term of this Lease; and (V) a management fee at market rate not to exceed 5% of Base Rent. Notwithstanding anything contained herein to the contrary, Operating Expenses do not include any of the following costs and expenses: (1) costs of capital investment or capital improvements, including depreciation or amortization (except as otherwise expressly provided above); (2) the cost or expense of any work or service performed or supplied at Landlord's cost or expense for any other tenant of the Building, to the extent Landlord is not obligated under this Lease to similarly furnish such work or service to Tenant; (3) the cost or expense of maintaining or operating any facility or furnishing any work or service in any instance where such facility or work or service is made available or furnished to Tenant hereunder at an additional charge, including overtime
HVAC and excess electric use; (4) any franchise or federal or state income taxes based on the Land or Building or their value, (5) any item charged to Tenant elsewhere within this Lease or to other tenants in the Building, (6) charges for which Landlord has established a reserve but such charges have not been incurred or paid, (7) leasing commissions, advertising and space planning expenses, (8) salaries and other compensation paid to officers or executives of Landlord or managing company senior to the building manager, (9) costs of enforcing provisions of other leases in the Building, (10) interest and principal payments on mortgage debt, or (11) repairs incurred by reason of casualty or condemnation to the extent Landlord is compensated through insurance or otherwise.

                           (iii) From and after the Commencement Date and
throughout the balance of the Lease Term, Tenant is to reimburse (pursuant to the terms hereof) Landlord Tenant's Proportional Share of the amount, if any, by which Operating Expenses exceed the Base Year. Tenant's "Proportional Share" is equal to the ratio of the rentable square footage of the Leased Premises to the total rentable square footage of the Building (minus any square footage that Landlord does not provide services to), adjusted from time to time, as required, to reflect increases or decreases or adjustments in the rentable square footage in the Leased Premises or the Building.



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                           (iv) On or within ninety days after the commencement
of calendar year 2003 and each subsequent year, Landlord is to give Tenant a detailed statement of estimated excess Operating Expenses payable hereunder for the current year (which estimate is payable in equal monthly installments in advance) and of actual excess Operating Expenses for the preceding year, if any. If such statement is delivered after the first month of any such year, the monthly installments of estimated excess Operating Expenses which have accumulated for such year are to be paid within 20 days after such statement has been given to Tenant.

                           (v) Upon receipt of Landlord's statement, Tenant does
hereby covenant and agree promptly to pay Tenant's Proportional Share of the excess Operating Expenses as and when the same becomes due and payable, without further demand therefor, and without any setoff or deduction whatsoever except as herein expressly provided.

                           (vi) If the statement furnished by Landlord in a year
subsequent to the first day of such year shows that the estimate for the preceding year exceeded the actual excess Operating Expenses for such year, Landlord will at Tenant's election (which election must be made within 20 days of receipt of such statement) forthwith pay the amount of the excess directly to Tenant within 30 days of delivering such statement or permit Tenant to credit the amount of the excess against the subsequent payments of rent hereunder. If Tenant fails to make its election within such 20 day period, Tenant is deemed to have elected to credit the amount of the excess against the subsequent payment of rents hereunder. If, however, such statement shows that the actual excess Operating Expenses for the preceding Operational Year exceeded the estimate for such year, Tenant must within 30 days after Tenant receives such statement pay the amount of such excess to Landlord.

                           (vii) Landlord will maintain or cause to be
maintained complete and accurate records and accounts in such manner and detail as to provided a proper basis for analysis of the statements to be furnished by Landlord. For a period of 90 days after receipt of the statement furnished Tenant by Landlord hereunder, Tenant or its authorized representative has the right for the purpose of verifying the information in such statement to inspect, upon reasonable written notice, the books of Landlord during the business hours of Landlord at Landlord's office in the Building or, at Landlord's option, at such other location in the St. Louis metropolitan area that Landlord may specify. Unless Tenant asserts specific error within 90 days after delivery of such statement, the statement is deemed to be correct for all purposes hereunder except for items of manifest error. If Landlord and Tenant do not agree as to the amount or propriety of any item contained in such statement, the dispute is to be referred to the local St. Louis office of an internationally recognized accounting firm for final decision. The accounting firm is to be approved by both Landlord and Tenant. Such accounting firm's decision is to be made within 60 days after the accounting firm is so chosen, and such decision is binding upon both parties. If Landlord and Tenant are unable to agree on an accounting firm within ten days after the dispute arises, each party is to choose its own accounting firm and the two accounting firms so chosen are to choose a third accounting firm with offices in the St. Louis metropolitan area. The third accounting firm so chosen is to make a final decision within 30 days after being so chosen, and such decision is binding upon both parties. Pending the receipt of such decision and subject to adjustment and payment, refund or credit, as appropriate, following resolution, Additional Rents, including advance, estimated payments of such Additional Rent, are to be calculated and paid based on Landlord's statement. The cost of the service of such accounting firms is to be paid equally by Tenant and Landlord.

                           (iiii) The obligation of Tenant and Landlord with
respect to the payment or refund of Additional Rent hereunder survives the termination of this Lease. Any payment, refund, or credit pursuant to this
Section is to be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any items as billed pursuant to the provisions hereof. Operating Expenses for any



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partial year within the Lease Term are to be properly apportioned based on the number of days of occupancy by Tenant in such partial year.

                           (ix) No decrease in Landlord's Operating Expenses
reduces Tenant's rent below the annual Base Rent.

         3.4 Past Due Rent. If Tenant fails to pay (a) Base Rent or Additional Rent by the tenth day of the calendar month for which it is due, or (b) any other amount or charge payable hereunder when due, interest at the per annum rate of 12% will be charged on each unpaid amount, retroactive to the first day of the calendar month in the case of clause (a) and from the date such amount is due and payable in the case of clause (b).

                                   ARTICLE IV
                             USE OF LEASED PREMISES

         4.1 Use of Leased Premises. Tenant is to use the Leased Premises solely for general office use and purposes incidental thereto. The Parking Spaces are to be used solely for the parking of automobiles and other vehicles belonging to Tenant's employees, customers and visitors and purposes incidental thereto. Subject to the terms and conditions of this Lease, Tenant may have full and complete access to the Leased Premises and common areas of the Building at all times. The Parking Garage will be open to the public from the hours of 7 a.m. to 7 p.m. five days per week. Tenant will be provided one access card for each of its parking spaces utilized by Tenant's employees, which access cards will provide Tenant with full and complete access to the Parking Garage 24 hours per day, seven days per week. Tenant agrees to pay Landlord $20 for the replacement of any lost access card.

         4.2 Restrictions on Use. Tenant may not use or occupy any part of the Leased Premises for any unlawful business, use or purpose and may not commit or allow to be committed or to exist on the Leased Premises any nuisance or other act which violates any Applicable Law (as hereinafter defined) or which may disturb the quiet enjoyment of any other tenant of the Building or which may reasonably be expected to disturb or inconvenience occupants of property in proximity to the Leased Premises. Movement in and out of the Building of furniture or equipment, or dispatch or receipt by Tenant of any merchandise or materials, may be done only during the hours reasonably designated by Landlord and by means of elevators and exits reasonably designated by Landlord.

         4.3 Right of Entry. Notwithstanding Tenant's use of the Leased Premises, Landlord or its representatives may enter the Leased Premises at any reasonable time, upon 48 hours advance written notice to Tenant (except in the case of an emergency in which case no notice is required), for the purpose of:
(a) inspecting the Leased Premises; (b) performing Landlord's obligations under the Lease; (c) performing any work which Landlord elects to undertake for the safety, preservation, benefit or welfare of the Leased Premises or other tenants of the Building; (d) exhibiting the Building or Leased Premises for sale, lease or financing (but in the case of leasing, only during the last 180 days of the Tenant's occupancy of the space to be exhibited); or (e) performing any work which Landlord elects to undertake made necessary by reason of Tenant's default hereunder. Landlord's right of entry pursuant to this Section may not unreasonably interrupt the conducting of Tenant's business at the Leased Premises. Subject to Section 14.2, Landlord will promptly reimburse Tenant for any damage to Tenant's property caused by Landlord in exercising its right of entry under this Section, except with respect to Section 4.3(e) and except for any damage resulting from Tenant's negligence or wilful misconduct. Landlord's right of entry under this Section does not constitute an eviction of Tenant, in whole or in part, and no Base Rent or other amounts payable hereunder will be reduced or abated, in whole or in part, as a result of Landlord exercising its right of entry hereunder. This "right of entry" is not intended, nor may it be construed, to be limited to its technical legal meaning.



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                                    ARTICLE V
                       SERVICES TO BE PROVIDED BY LANDLORD

         5.1 Services Provided.


                  (a) Landlord will provide and maintain throughout the Lease
Term: (i) heating, ventilation and air-conditioning from 7 a.m. to 6 p.m. on business days and from 8 a.m. to 1 p.m. on Saturdays (excluding New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day, collectively "Legal Holidays") to maintain the Leased Premises at reasonable temperatures for normal occupancy and use; (ii) hot and cold water and sewer services, as applicable, for lavatory and drinking purposes; (iii) electric current consumed by the elevator and the heating, ventilating and air-conditioning, lighting and power systems of the Building's common areas; and
(iv) janitorial services, including window washing (inside and out) and refuse removal for reasonable neatness and cleanliness. Landlord's base Building HVAC systems serving the Leased Premises shall provide sufficient capacity to maintain an inside base temperature within the Leased Premises of not more than 75 degrees Fahrenheit dry bulb when the outside temperature is not more than 95 degrees Fahrenheit dry bulb, 78 degrees Fahrenheit wet bulb and an inside temperature of not less than 72 degrees Fahrenheit dry bulb when the outside temperature is not less than 0 degrees Fahrenheit (dry bulb).

                  (b) Landlord will, upon request of Tenant via computer card usage, supply heating or air-conditioning during other than the hours provided in Section 5.1(a)(i), and Tenant will reimburse Landlord at Landlord's average cost per kilowatt-hours of electricity consumed, without markup, it being the intent of the parties that Landlord will not profit from such additional HVAC usage by Tenant.

                  (c) Tenant is to use the service provided by Landlord pursuant to this Section in accordance with the criteria set forth in the rules and regulations of the utility company or the governmental agency supplying the same. Tenant may not at any time overburden or exceed the capacity of the mains, feeders, conduits or other facilities by which such services are supplied to, distributed in or serve the Building.

                  (d) Unless otherwise specified, the services to be provided by Landlord pursuant to this Section are to be available to Tenant seven days a week, 24 hours a day and without additional charge. Landlord will also engage a security guard to patrol the common areas of the Building seven days a week, 24 hours a day.

         5.2 Interruption of Service. No interruption, change or malfunction of any of the services or facilities to be furnished by Landlord hereunder, nor any interruptions, restrictions or allocation of utility services either by the utility or as a result of governmental action constitutes a deliberate eviction or constructive eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of its obligations hereunder or renders Landlord liable for damages except to the extent such interruption is caused by Landlord's deliberate act or omission. In any such event, Landlord is to use reasonable diligence to restore such service or facility except where such event is required by governmental authority.



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

                                   ARTICLE VI
                             REPAIRS AND MAINTENANCE

         6.1 Tenant's Obligations. Tenant will not damage the Leased Premises, will maintain and keep in good repair Tenant's improvements made pursuant to
Article VIII, as well as Tenant's other property located in or on the Leased Premises, and will maintain the Leased Premises in a clean condition (subject to Landlord providing the cleaning services to be rendered by Landlord as set forth herein).

         6.2 Landlord's Obligations. Landlord will, except as otherwise expressly provided herein as to Tenant's obligations, maintain and keep in good repair (including replacement when necessary), the Building, the Leased Premises and the Appurtenances, including the main lobbies and lobbies on multi-tenant floors, elevators, electrical lines, plumbing fixtures not part of Tenant's Leasehold Improvements, heating, ventilating and air-conditioning equipment not part of Tenant's Leasehold Improvements, landscaping, restrooms, outside walls, windows, the roof, gutters and downspouts, sanitary sewers, the Parking Garage and lights, the sidewalks, the common area and all other structural parts of the Building. Landlord will keep the driveways, serviceways and walkways reasonably free of snow, ice and debris, and keep all other equipment used to provide the services furnished by Landlord under this Section in good repair. At Tenant's sole cost, Landlord will make repairs necessitated by reason of the negligence or omission or wilful misconduct of Tenant, Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or observe any condition or agreement contained in this Lease, or caused by alterations, additions or improvements made by Tenant, Tenant's agents, employees or invitees. Landlord is not in any way liable to Tenant for failure to make repairs herein required of Landlord unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord fails to make such repairs within a reasonable period of time following receipt of Tenant's written notice.

         6.3 Rights Upon Failure to Repair or Maintain.


                  (a) Of Landlord. If Tenant, following ten days written notice from Landlord, refuses or neglects to make any repairs to the Leased Premises, or part thereof, for which it is responsible pursuant to this Lease, Landlord has the right (but is not obligated), upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In so doing, Landlord may make any payment of money or perform any other reasonable act. All sums so paid by Landlord and all incidental costs and expenses incurred in connection with the performance of any such act by Landlord, is Additional Rent and is payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any other of its rights against Tenant or without releasing Tenant from any of its obligations under this Lease.

                  (b) Of Tenant. If Landlord defaults in the performance of its obligations under Section 6.2, which default interrupts Tenant's business being conducted at the Leased Premises, and Landlord does not cure such default within a reasonable time after written notice thereof from Tenant, Tenant may (without being obligated to), without waiving any claim for damages for such breach, cure such default for the account of Landlord. Nothing herein shall preclude Tenant from making repairs in an emergency. Any amount paid or any contractual liability incurred by Tenant in so doing is to be paid by Landlord to Tenant within ten days after demand therefor. Notwithstanding the foregoing, Tenant may not make repairs to the Parking Garage or to that portion of the Building which does not constitute Leased Premises, but may only make repairs to the Leased Premises, subject to the other provisions of this Section 6.3(b). Nothing herein shall preclude Tenant from making reasonable repairs in an emergency.

                                   ARTICLE VII
                                    INSURANCE

         7.1 Cost of Insurance to Landlord. If the cost of insurance to Landlord is increased by reason of the occupancy and use of the Leased Premises by Tenant, or by reason of alterations, additions or improvements to the Leased Premises made by or for Tenant and not required to be furnished by Landlord under this Lease, such increase is to be paid by Tenant to Landlord as Additional Rent on demand and presentation to Tenant by Landlord of proof of such increase. No such increase may be deemed to have resulted from the Leasehold Improvements (as hereinafter defined) or Tenant's use and occupancy of the Leased Premises in a manner customary to the purpose set forth in Section 4.1.

         7.2 Tenant's Insurance. From and after the Commencement Date, Tenant is to carry and maintain, at its sole cost and expense, the following types of insurance, in the amount specified and in the form hereinafter provided.


                  (a) Tenant is to maintain bodily injury insurance with limits of not less than $500,000 per person and $1,000,000 per occurrence, insuring against any and all liability of the insured with respect to the Leased Premises or arising out of the maintenance, use or occupancy thereof, and property damage liability insurance with a limit of not less than $500,000 per accident or occurrence.

                  (b) Tenant is to maintain fire and extended coverage insurance, together with insurance against sprinkler leakage, vandalism and malicious mischief, covering Tenant's trade fixtures, furniture, equipment and other items of personal property located on or at the Leased Premises.

                  (c) All such insurance maintained by Tenant pursuant to this Section must specifically name Landlord as an additional insured, and the interests of the Mortgagee (as hereinafter defined) are to be insured under a standard mortgagee clause. All such insurance must also insure the performance by Tenant of Tenant's indemnity under Article XIV and contain an endorsement stating that such policy may not be canceled or modified by the insurer or Tenant without Landlord having been given at least 30 days prior written notice by the insurer.

                  (d) On the Commencement Date, Tenant is to provide Landlord with a certificate of insurance evidencing the coverage required under this Section. Tenant must also provide Landlord with a certificate of insurance evidencing a new policy with at least the same coverage no less than 30 days prior to the expiration of the old policy.

         7.3 Landlord's Insurance From and after the Commencement Date, Landlord is to carry and maintain the following types of insurance, in the amount specified and in the form hereinafter provided.


                  (a) Landlord is to maintain all-risk casualty insurance, written at replacement cost value and with a replacement cost endorsement, on the Building, the Appurtenances and the Leasehold Improvements.

                  (b) Landlord is to maintain comprehensive general liability insurance covering claims for bodily injury or death, property damage or personal injury arising from the use of the Building or the Appurtenances, however caused, with per occurrence limits of not less than $1,000,000 for bodily injury and $500,000 for property damage.

                  (c) If requested by Tenant, Landlord is to furnish Tenant with a certificate of insurance for each required coverage, and renewal thereof, showing that the required insurance is in force.

         7.4 Mutual Release of Insured Risks. Notwithstanding anything herein to the contrary, Landlord and Tenant and all parties claiming under them hereby mutually release and forever discharge the other from all claims and liabilities from or caused by any hazard or incident covered by insurance on the Building or Leased Premises or covered by insurance in connection with property on or at the Building or Leased Premises, regardless of the cause of the damage or loss. This release applies only to the extent that such loss or damage is covered by insurance and only so long as applicable insurance policies contain a clause to the effect that this release does not affect the right of the insured to recover under such policies.


                                  ARTICLE VIII
                              TENANT'S IMPROVEMENTS

         8.1 Leasehold Improvements.


                  (a) No alteration, addition, improvement, or refinishing of or to the Leased Premises may be made by Tenant without the prior written consent of Landlord and without Landlord's approval of Tenant's plans and specifications therefor, which consent and approval may not be unreasonably withheld or delayed. Any permanent improvement made by Tenant becomes the property of Landlord upon the installation of such permanent improvement. Any other alteration, addition or improvement made by Tenant and any building fixture installed by Tenant which constitutes a fixture (including wall-to-wall carpeting, light and plumbing fixtures, wall paneling and air-conditioning equipment) becomes the property of Landlord upon the expiration or sooner termination of this Lease. At the termination of this Lease, Tenant is to surrender the Leased Premises as provided in Article XIII. Tenant is to pay or cause to be paid all costs for work done by it or caused to be done by it on the Leased Premises. Tenant agrees to indemnify and hold Landlord free and harmless against liability, loss, damage, costs, reasonable attorneys' fees and all other expenses on account of claims or liens of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under Tenant. This indemnity survives the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant may make minor improvements to the Leased Premises without the prior written consent of Landlord so long as such minor improvements do not (i) affect the structural, mechanical, electrical, security, sprinkler, energy management, or life safety systems of the Building or Leased Premises, (ii) require the issuance of a building permit, or (iii) exceed $5,000.00.

                  (b) Without limiting Landlord's right to otherwise reasonably reject any proposed alteration, addition or improvement, Landlord will not be deemed unreasonable for rejecting any alteration or addition which (i) affects any structural or exterior element of the Building, any area or element outside of the Leased Premises or any facility serving any area of the Building outside of the Leased Premises, or (ii) will require unusual expense to readapt the Leased Premises to normal use after the Expiration Date or increase the cost of insurance on the Building unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost or that such readaptation will be made prior to the Expiration Date without expense to Landlord.

                  (c) All of Tenant's alterations are to be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord, which approval will not be unreasonably withheld or delayed. Except for work to be performed by Landlord's general contractor, Tenant, before its work is started, must: (i) secure all licenses and permits necessary therefore;
(ii) deliver to Landlord
a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and (iii) cause each contractor to: (A) carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require, and (B) deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Leased Premises by Tenant, its agents, employees or independent contractors. If Landlord so requests and the cost of such work exceeds $5,000, Tenant must promptly obtain from Tenant's contractors performing any such work a performance and payment bond on the latest AIA form covering such contractor's obligees and in which Landlord is named as a dual obligee. Tenant must provide Landlord drawings of any alterations made by Tenant, which drawings are to depict the location of all such alterations, including wall and door locations, electrical services and mechanical systems. All improvements by Tenant hereunder must be consistent with Applicable Law and the general demeanor of the Building. All such work must be done in a good and workmanlike manner and be diligently prosecuted, and may not interfere with any trade union or the like performing work on the Building, the Adjoining Building or Parking Garage on behalf of Landlord, or Landlord's relationship (including a strike or work stoppage) with such trade union or the like.

         8.2 Trade Fixtures and Personal Property. All articles of personal property, all furniture, and all business and trade fixtures, machinery and equipment owned by Tenant or installed by Tenant at its expense in the Leased Premises ("Tenant's Property") are and remain the property of Tenant. Subject to the applicable provisions of this Lease, Tenant's Property may be removed at any time during or at the end of the Lease Term, provided that Tenant repairs any damage to the Leased Premises or Building caused by such removal. If Tenant fails, for whatever reason, to remove all of Tenant's Property from the Leased Premises upon termination of the Lease Term, Landlord may, at its option, upon five (5) days written notice to Tenant and without liability to Tenant for loss of such Tenant's Property: (a) remove such Tenant's Property in any reasonable manner that Landlord chooses and store the same; or (b) sell such Tenant's Property, or any portion thereof, at private sale and without legal process for such price as Landlord may obtain. Tenant agrees to pay Landlord, upon demand, any and all expenses reasonably incurred by Landlord in connection with such storage or sale, as the case may be. The proceeds of any sale are to be applied by Landlord in the following order: (i) to the expenses and costs of such sale;
(ii) to amounts due Landlord from Tenant under the Lease; and (iii) the excess, if any, to Tenant.

         8.3 Mechanics Liens. Tenant may not suffer any mechanic's or materialman's lien to be filed against the Leased Premises, the Building or the Land by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Leased Premises under Tenant. If any such lien is at any time so filed, Tenant must, within 30 days of the filing thereof, cause such lien to be released of record. If Tenant fails to have such lien released of record within such 30 day period, Landlord may (but is not obligated to) remove such lien without investigating the validity thereof and irrespective of the fact that Tenant may contest the propriety or amount thereof. Tenant, upon demand, is to pay Landlord as Additional Rent the amount so paid out by Landlord in connection with the discharge of such lien, including reasonable attorneys' fees and expenses. Nothing contained herein is a consent on the part of Landlord to subject Landlord's estate in the Leased Premises to any lien or liability under Applicable Law.

                                   ARTICLE IX
                           CASUALTY AND EMINENT DOMAIN


         9.1 Casualty. If any portion of the Leased Premises is damaged or destroyed by fire or other casualty, or if the Building is materially damaged or destroyed by fire or other casualty, Landlord is to repair or restore the Leased Premises (but excluding Tenant's Property) or the Building, as the case may be, with reasonable diligence to the condition the Leased Premises or the Building was in immediately preceding the occurrence of such damage or destruction. From the date of such damage or destruction and continuing throughout the period of such restoration or repair, the Base Rent, Additional Rent, and other charges, if any, payable hereunder equitably abate to the extent the Leased Premises or Tenant's use and occupancy thereof are materially affected thereby. However, if such damage is so extensive that such repair or restoration cannot be completed by Landlord within a period of 150 days following the date of such damage, or more than 50% of the net rentable square footage of the Leased Premises is damaged, Landlord or Tenant has the right to terminate this Lease by giving notice thereof to the other within 30 days following the occurrence of such casualty. In such case, (a) Landlord has no obligation to repair or restore the Leased Premises or Building, (b) this Lease automatically terminates as of the date of such notice, (c) the Base Rent, Additional Rent, and other charges, if any, are to be adjusted as of the date of the occurrence of such casualty, and
(d) neither party has any liability by reason of such termination or further obligation to the other hereunder except the obligations under Article XIV and such other obligations which survive the termination of this Lease. Except for the abatement of rent and other charges as set forth above, Tenant is not entitled to, and hereby waives all claims against Landlord for, any compensation or damage for loss of use of the whole or any part of the Leased Premises or Appurtenances, or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration except for any claim based upon the negligence or wilful misconduct of Landlord or its agents or employees. The provisions of any Applicable Law under which a lease is automatically terminated or a tenant is given the right to terminate a lease upon the occurrence of any such damage or destruction, are hereby expressly waived by Tenant to the maximum extent permitted under Applicable Law.

         9.2 Eminent Domain.


                  (a) If 50% or more of the Building, or such amount of the Leased Premises that leaves the remaining Leased Premises unsuitable for Tenant's continued occupancy for the uses and purposes for which leased, is taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of a conveyance subsequent to the commencement of an action under such power, both Landlord and Tenant have the right to terminate this Lease by giving notice thereof to the other, such termination to be effective on the last day of the month following the month in which the notice is given.

                  (b) If this Lease is terminated as a result of either party exercising its option under Section 9.2(a), Base Rent, Additional Rent and other charges, if any, payable hereunder are to be adjusted as of the date of taking, and any such rents or charges paid for any period after the date of taking are to be promptly repaid to Tenant, whereupon neither party has any further obligation to the other hereunder except the obligations under Article XIV and the other obligations which survive the termination of this Lease. If this Lease, notwithstanding any such taking or conveyance, continues in effect as to any part of the Leased Premises: (i) the Base Rent, Additional Rent and other charges, if any, payable hereunder, are to be apportioned and adjusted as of the date of taking on the basis of the area (in usable square feet) of the part taken or conveyed in lieu thereof and the part that continues to be leased hereunder, and any such rent and charges paid for the part so taken or conveyed for any period after the date of taking is to be promptly repaid to Tenant and for the part not so taken continues to be payable, as herein provided, subject to equitable abatement to the extent Tenant's use of such part is materially affected pending completion by Landlord of the alterations required herein; and (ii) Tenant's Proportional Share of Operating Expenses and other items are to be recalculated.

                  (c) If this Lease, notwithstanding any such taking or conveyance, continues in effect, Landlord will, at its expense, make all necessary alterations as soon as reasonably practicable so as to constitute the remaining Building and Leased Premises a complete architectural and tenantable unit, except for Tenant's Property.

                  (d) All awards and compensation for any such taking or conveyance, whether for the whole or a part of the Building, including the Leased Premises, are the property of Landlord. Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, excluding, however, any separately segregated award or compensation for the value of the unexpired portion of the Lease Term which award or compensation shall be the property of Tenant. Nothing herein shall preclude Tenant from having the right to claim and recover from a condemning authority compensation for any loss to which Tenant may be entitled for Tenant's moving expenses or other relocation costs and for reimbursement of unamortized Tenant improvements or alterations.

                                    ARTICLE X
                                TENANT'S DEFAULTS

         The occurrence of any one or more of the following events, acts or occurrences constitutes an event of default ("Event of Default") hereunder:

         10.1 Rent. Tenant defaults in the payment of Base Rent or Additional Rent due hereunder for more than ten days after written notice of failure to pay;

         10.2 Other Monetary Obligations. Tenant defaults in the payment of any monetary obligation due hereunder other than Base Rent or Additional Rent for more than ten days after written notice of failure to pay;

         10.3 Other Covenants. Tenant defaults in the performance of any other covenant, agreement, condition, rule or regulation herein contained or provided for, or hereafter validly established, for more than 30 days after Landlord gives Tenant notice of such default, or, if such default is not capable of being cured within such 30 day period, Tenant has not commenced such performance in good faith within such ten day period and is not diligently and continuously proceeded therewith to completion;

         10.4 Insolvency. (a) Tenant admits in writing its inability to pay its debts generally; (b) Tenant makes a general assignment for the benefit of creditors; (c) any proceeding is instituted by or against Tenant (i) seeking to adjudicate it a bankrupt or insolvent, (ii) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against Tenant, either such proceeding remains undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding occurs; or (d) Tenant takes any action to authorize any of the actions set forth in this Section 10.4.

                                   ARTICLE XI
                               LANDLORD'S REMEDIES

         Upon the happening of an Event of Default, in addition to all other remedies that Landlord may have hereunder or under Applicable Law, Landlord has the following rights and remedies.

         11.1 Right of Re-Entry. Landlord has the right to peaceably re-enter and take possession of the Leased Premises and dispose of and remove therefrom Tenant, or other occupants thereof, and their effects, and alter the locks and other security devices at the Leased Premises. Landlord may do the above without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Notwithstanding such retaking of possession by Landlord, Tenant's liability for Base Rent, Additional Rent and other monetary payments provided for herein are not extinguished except as otherwise set forth in this Article.

         11.2 Right to Terminate. Landlord may exercise its right to re-enter under Section 11.1, or take possession pursuant to legal proceeding or pursuant to any notice provided for by Applicable Law, and terminate this Lease. If Landlord terminates this Lease, Tenant is to immediately pay to landlord a sum equal to any and all Base Rent, Additional Rent and other monetary payments that are then due and which will become due under this Lease for the balance of the Lease Term, subject to Landlord's obligation to mitigate its damages. If Landlord elects to terminate this Lease, the amount to be collected by Landlord is the present value of any and all Base Rent, Additional Rent and other monetary payments that are then due and which will become due under the Lease for the balance of the Lease Term, such present value to be calculated by Landlord using the then prevailing interest rate for U.S. Treasury Notes which have a maturity date equal to or most equal to the remaining term of the Lease. In addition, Landlord may recover all other damages it incurs as a result of such default from Tenant.

         11.3 Right to Re-Let. Landlord may exercise its right to re-enter under
Section 11.1 or take possession pursuant to legal proceedings or pursuant to any notice provided for by Applicable Law and, without terminating this Lease, make such reasonable alterations and repairs as may be necessary to relet the Leased Premises, and relet all or any part of the Leased Premises as the agent of and for the account of Tenant upon such terms and conditions as Landlord may deem advisable. Upon any such relettings, the rents received therefrom are to be applied to (a) the expenses of reletting and collection of rents, including the costs of the renovation and alteration of the Leased Premises, or portion thereof, (b) reasonable attorneys' fees and real estate commissions and other repossession costs paid, and (c) thereafter to make such payment of all sums due or to become due Landlord under this Lease. If a sufficient sum is not then realized from such reletting to pay such amounts set forth in the immediately preceding sentence, Tenant is to pay Landlord any such deficiency, on demand, and Landlord may bring an action against Tenant therefor as each and every such deficiency arises. Notwithstanding any reletting pursuant to this Section, Landlord may at any time thereafter elect to terminate this Lease for such Event of Default.

         11.4 Re-Entry Not An Election To Terminate. No re-entry or taking possession of the Leased Premises by Landlord is an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction.

         11.5 Determination of Additional Rent. In determining Additional Rent which would be payable by Tenant hereunder subsequent to an Event of Default, the average annual Additional Rent paid by Tenant from the Commencement Date to the time of default or during the preceding three full calendar years, whichever period is shorter, is to be utilized.

         11.6 Waivers. Except as otherwise provided herein, to the maximum extent permitted by Applicable Law, Tenant waives demand for rent, demand for possession, notice of forfeiture, notice of termination and any and all demands or notices required by Applicable Law. Tenant hereby expressly waives any right to assert a defense based on merger and agrees that neither the commencement of any action or proceeding, nor the settlement thereof, nor the entry of judgment thereon bars Landlord from bringing any subsequent actions or proceedings from time to time.

                                   ARTICLE XII
                                    SELF HELP

         12.1 By Landlord. If Tenant, following ten days written notice from Landlord, refuses or neglects to perform any act for which it is responsible under this Lease, Landlord has the right (but is not obligated), upon giving Tenant reasonable written notice of its election to do so, to perform and act on behalf of and for the account of Tenant. In so doing, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord and all incidental costs and expenses incurred in connection with the performance of any such act by Landlord, is Additional Rent and is payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any of its other rights against Tenant or without releasing Tenant from any of its obligations under this Lease.

         12.2 By Tenant. If Landlord defaults in the performance of any of its obligations under this Lease, which default interrupts Tenant's business being conducted at the Leased Premises, and Landlord does not cure such default within a reasonable time after written notice thereof from Tenant, Tenant may (without being obligated to), without waiving any claim for damages for such breach, cure such default for the account of Landlord, subject to the last sentence of
Section 6.3(b). Any amount paid or any contractual liability incurred by Tenant in so doing is to be paid by Landlord to Tenant within ten days after demand therefor.

                                  ARTICLE XIII
                       SURRENDER OF PREMISES; HOLDING OVER

         13.1 Surrender of Premises. At the expiration of the Lease Term or earlier termination of this Lease, Tenant must quit and surrender the Leased Premises, together with all keys and combinations to locks, to Landlord, broom-clean and free of disrepair that is the obligation of Tenant hereunder to make, normal wear and tear and minor damage excepted. Prior to the expiration of the Lease Term, or upon the earlier termination of this Lease, Tenant must remove all of Tenant's Property from the Leased Premises and Building and repair all damage caused by such removal. Tenant may not remove from the Leased Premises any property that is or becomes Landlord's pursuant to this Lease. If the Leased Premises are not surrendered pursuant to this Section, Tenant agrees to indemnify Landlord against all loss or liability resulting from the delay by Tenant, including any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Section survive the expiration or sooner termination of this Lease.

         13.2 Holding Over. If Tenant remains in possession of the Leased Premises after the expiration of this Lease without having exercised an option to renew or without having a new lease reduced to writing and duly executed, even if Tenant has paid and Landlord has accepted rent in respect of such holding, Landlord may, at its sole election, deem Tenant to be occupying the Leased Premises as a month-to-month tenant, subject to all the provisions of this Lease insofar as they are applicable to a month-to-month tenancy. There is no renewal of this Lease by operation of Applicable Law. During the period of any such holding over, all provisions of this Lease that are applicable to a month-to-month tenancy remain in effect except that the monthly rental is equal to 150% of the monthly Base Rent and

Additional Rent payable for the last calendar month of the Lease Term (collectively "Post-Term Rent Rate"). This Section shall not be deemed a consent by Landlord for Tenant to hold over.

                                   ARTICLE XIV
                                    INDEMNITY

         14.1 Indemnity. Tenant hereby agrees to defend, pay, indemnify and save free and harmless Landlord from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of, from, or on account of any occurrence in, upon, at or from the Leased Premises which arises from Tenant's occupancy thereof except to the extents due to the negligence or wilful misconduct of Landlord or Landlord's officers, employees, agents, contractors or invitees, and, if due to Tenant's or Tenant's officers', employees', agents', contractors' or invitees' negligence or wilful misconduct, the Appurtenances. Except as otherwise set forth in Section 4.3, Landlord agrees to defend, pay, indemnify and save free and harmless Tenant from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all reasonable attorney's fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of, from or on account of any occurrence in, upon, at, or from the Building and Appurtenances except to the extent due to the negligence or wilful misconduct of Tenant or Tenant's officers, employees, agents, contractors or invitees.

         14.2 Exceptions to Indemnity. Notwithstanding Section 14.1, Landlord is not responsible or liable at any time to Tenant for any loss of life, bodily or personal injury, damage to property or business, or business interruption caused by persons other than Landlord and Landlord's employees, agents and invitees. Landlord is not responsible or liable at any time for loss of life, or injury or damage to any person or to any property or business of Tenant, or those claiming by, through or under Tenant, (a) caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up of water, steam, gas, sewage, snow or ice in any part of the Leased Premises unless due to the negligence of Landlord, or (b) caused by or resulting from acts of God or the elements.

         14.3 Survival. The obligations of the parties under this Article survive the expiration or earlier termination of this Lease.

                                   ARTICLE XV
                            ASSIGNMENT AND SUBLETTING

         15.1 To Third Parties. Tenant may not assign, sublet or permit the use by others of the Leased Premises, or any part thereof, without in each instance the prior written consent of Landlord, which consent may not be unreasonably withheld or conditioned.

         15.2 To Affiliates. Notwithstanding Section 15.1, Tenant may, upon prior written notice to Landlord, assign or sublet all or any part of its interest in the Leased Premises to an Affiliate of Tenant.

         15.3 Effect of Assignment or Sublease/Profit Split. No assignment or sublease by Tenant of its interest in the Leased Premises, whether to a third person or an Affiliate, whether with or without the consent of Landlord, and whether or not Landlord has accepted the assignee or sub-tenant, releases Tenant from the further performance by Tenant of any of Tenant's obligations under this Lease unless Landlord specifically agrees otherwise, nor relieves Tenant from obtaining Landlord's consent in accordance with this Article for any further assignment or subletting. If Tenant assigns or sublets the Leased Premises, any amount payable by such sub-tenant over and above the amount due and payable under this Lease (the "Profit") shall be split equally between Landlord and Tenant hereunder.

         15.4 Sale by Landlord. In the event of any sale or exchange of the Leased Premises or Building by Landlord or the assignment by Landlord of this Lease (all of which may be done without Tenant's consent), Landlord is entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Leased Premises occurring after the consummation of such sale, exchange or assignment. Regardless of such sale, exchange or assignment, this Lease remains in full force and effect and the purchaser or assignee assumes all of the responsibilities and obligations of Landlord under this Lease.


                                   ARTICLE XVI
                       ATTORNMENT; SUBORDINATION; ESTOPPEL
                        CERTIFICATE; AND QUIET ENJOYMENT

         16.1 Attornment. Tenant must, in the event of a sale, transfer or assignment by Landlord of the Building or Leased Premises or any portion thereof or of this Lease, or in the event any proceedings are brought for the foreclosure of any Mortgage (as hereinafter defined) or in the event of an exercise of the power of sale under any Mortgage, attorn to and recognize such transferee, purchaser or Mortgagee (as hereinafter defined) as Landlord under this Lease, and promptly execute and deliver any instrument that such successor Landlord may reasonably request to evidence such attornment provided Tenant's occupancy is not disturbed and such purchaser, transferee or assignee (other than for security purposes) assumes Landlord's obligations under this Lease. Upon such attornment, this Lease or such parts thereof to which the successor Landlord succeeded, shall continue in full force and effect as a direct lease between the successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and as are relevant to such interest. Notwithstanding the above, as to the Mortgagee or a purchaser at a foreclosure or other sale under the Mortgage, such successor Landlord is not (a) liable for any previous act or omission of Landlord, (b) subject to any offset which theretofore may have accrued to Tenant against Landlord, (c) bound by any previous modification of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment was made prior to the making of such Mortgage or was expressly approved in writing by the Mortgagee through which the successor Landlord succeeded to the rights of Landlord under this Lease, or (d) liable for any security deposits not actually received in cash by such successor Landlord.

         16.2 Subordination.

         A. This Lease is and shall be expressly subject and subordinate at all times to the lien of any Mortgage, and all amendments, restatements, renewals, modifications, consolidations, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any Mortgagee. In confirmation of such subordination, however, upon the written request of the holder (the "Mortgagee") of any mortgage now or hereafter encumbering the Land or Building, including the Leased Premises and Appurtenances or any part thereof, Tenant shall, within 15 days of Tenant's receipt thereof, execute any reasonable certificate or instrument that Landlord or Mortgagee may request confirming subordination of Tenant's rights under this Lease to the lien of such mortgage ("Mortgage"). Notwithstanding the foregoing, if at any time the Mortgagee elects to have this Lease or Tenant's rights hereunder superior to its Mortgage, then such Mortgagee may subordinate its Mortgage to this Lease without Tenant's consent by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording, and in that event such Mortgagee shall have the same rights with respect to this Lease as though the Lease had been executed prior to the execution, delivery or recording, and in that event such Mortgagee shall have the same rights with respect to this Lease as though the Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Mortgagee (subject to the provisions of Section
16.1 hereof).

         B. Tenant agrees that neither any foreclosure of any such Mortgage nor the institution of any such action or proceeding against Landlord, or any foreclosure proceeding brought by any such Mortgagee to recover possession of the Building, Land or Leased Premises, shall by operation of law or otherwise, except at the express election of the Mortgagee, result in the cancellation or termination of this Lease or the obligations of Tenant hereunder and upon the request of any such Mortgagee, Tenant covenants and agrees to execute an instrument in writing satisfactory to such Mortgagee or to the purchaser at foreclosure whereby Tenant attorns to such successor in interest.

         16.3 SNDA Certificate. Tenant agrees to execute contemporaneously herewith the subordination, non-disturbance and attornment agreement attached hereto as Exhibit 16.3, and, from time to time, within fifteen days after Tenant's receipt of written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing prepared by Landlord certifying that this Lease is unmodified and in full force and effect (to the extent accurate) and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Base Rent and Additional Rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the Base Rent, Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser or Mortgagee of the Leased Premises or any prospective assignee of any Mortgagee of the Leased Premises. Tenant agrees to provide the above information substantially in the form of the SNDA Certificate, and including any additional information as may reasonably be requested by Landlord or any such prospective Mortgagee or purchaser.

         16.4 Right of Mortgagee to Notice of Default and Cure. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or under Applicable Law, to take any action, cure any default or withhold any sums due under this Lease, or to be relieved of Tenant's obligations hereunder or to terminate this Lease, results in a release or termination of such obligations or a termination of this Lease, unless (a) Tenant has first given written notice of Landlord's act or failure to act to the Mortgagee of record with respect to the Building or Land, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (b) such Mortgagee, after receipt of such notice, fails or refuses to correct or cure the condition complained of within a reasonable time thereafter (including any delays resulting from force majeure or other circumstances beyond the control of such Mortgagee). Nothing contained in this
Section imposes any obligation on any such Mortgagee to correct or cure any condition.

         16.5 Quiet Enjoyment. Upon payment by Tenant of the monetary obligations herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and to existing deeds of trust, easements, restrictions, if any, of record and the rights of other tenants of the Building.

                                  ARTICLE XVII
                                  CONSTRUCTION

         17.1 Construction of Leasehold Improvements.


                  (a) For purposes of this Lease, "Leasehold Improvements" means all materials and work to be added to the core and shell of the Building, the Parking Garage and Appurtenances to finish the Leased Premises for Tenant in addition to the materials and work necessary to deliver the Leased Premises in White Box Condition (as defined in Exhibit 17.1 attached hereto). As part of its Leasehold Improvements, Tenant may install a generator in the Parking Garage, subject to the approval of the City of Clayton and/or County of St. Louis, the location of which shall be determined by Landlord. Such generator shall be enclosed and such enclosure shall be compatible with the design of the Parking Garage. Also as part of its Leasehold Improvements, Tenant may, as a backup source of electricity, connect its systems to the electrical substation servicing the Adjoining Building.

                  (b) Landlord will grant Tenant an allowance of $30 per rentable square foot of the Leased Premises to construct the Leasehold Improvements. Tenant is responsible for all costs for the Leasehold Improvements to the extent such costs for the Leasehold Improvements exceed $30 per rentable square foot ("Tenant Plan Excess Costs"). If cost of the Leasehold Improvements is less than $30 per rentable square foot, the difference shall be a credit towards Tenant's Base Rent first due or other payments due Landlord hereunder. Except as otherwise may be approved by Landlord, all Leasehold Improvements, including work to be performed at Tenant's expense, shall be performed by contractors employed by Landlord. Construction of Leasehold Improvements shall be performed in accordance with the terms of this Lease and a Work Agreement to be prepared and executed by the parties prior to commencement of construction of Leasehold Improvements. Such Work Agreement shall identify the approved plans and specifications for Tenant's Leasehold Improvements, the contractor and subcontractors to perform the work, the agreed upon method for payment/reimbursement of the allowance and such other terms and provisions reasonably requested by Landlord.

                  In addition to the allowance for Leasehold Improvements, Landlord will reimburse Tenant for 50% of the costs incurred by it to construct an internal stairwell between the tenth and ninth floors of the Leased Premises.


                                  ARTICLE XVIII
                         REPRESENTATIONS AND WARRANTIES

         18.1 Landlord. Landlord makes the following representations and warranties to Tenant:


                  (a) The common areas of the Building will be constructed in compliance with all requirements of the Americans with Disabilities Act of 1990 (the "ADA") as the same relates to the Building.

                  (b) On the Commencement Date, the Leased Premises will be in material compliance with all laws, ordinances, rules, regulations, orders and other governmental requirements relating to the use, condition and occupancy (except that a certificate of occupancy is required to be issued with respect to Tenant's occupancy of the Leased premises) of the Leased Premises, and all rules, ordinances, orders and regulations of the board of fire underwriters or insurance service office, or any similar body having jurisdiction over the Leased Premises and the Building.

         18.2 Tenant. Tenant will keep the Leased Premises free from any architectural barrier (installed by Tenant with or without the approval of Landlord) as are necessary and readily achievable to comply with the ADA.

                                   ARTICLE XIX
                                  MISCELLANEOUS

         19.1 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Basic Rent, Additional Rent or other amounts to be paid hereunder is to be other than on account of the earliest of such items then due, nor may any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such amount due or pursue any other remedy in this Lease provided.

         19.2 Rules. Landlord, from time to time, has the right to make, establish and promulgate reasonable and nondiscriminatory rules and regulations for the Building, and all of the occupants and tenants thereof, and Tenant must observe, keep and comply with and cause its employees and invitees to observe, keep and comply with such rules and regulations. No such rule or regulation may be inconsistent with this Lease or proscribe Tenant's use and occupancy of the Leased Premises or use of the Appurtenances in a customary manner for a first class office building.

         19.3 Landlord's Liability. Anything in this Lease to the contrary notwithstanding, Tenant agrees that, but for claims covered by Landlord's insurance, Tenant must look solely to the estate of Landlord in the Land and Building for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed or performed by Landlord, subject, however, to the prior rights of the holder of any Mortgage. No other assets of Landlord are subject to levy, execution or other judicial process for the satisfaction of Tenant's claim, and Landlord is not liable for any such default or breach except to the extent of Landlord's estate in the Land and Building.

         19.4 Definitions. For purposes of this Lease, the following capitalized terms have the following meanings:


                  (a) "Affiliate" means (i) any person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined, or (ii) any person who is a director or officer of any person described in (i) above, or who is the beneficial owner of at least 5% of the voting stock of such person, or (iii) any partner (general or limited) of the party for whom an affiliate is being determined. For purposes hereof, control of a Person means the power, direct or indirect, to (A) vote 50% or more of the securities having ordinary voting power for the election of directors of such person or (B) direct or cause the direction of the management and policies of such person, whether by contract or otherwise and either alone or in conjunction with others.

                  (b) "Applicable Law" with respect to any matter or person means any law, rule, regulation, order, decree or other requirement having the force of law relating to such matter or person and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

         19.5 Signs, Awnings, Etc.


                  (a) Tenant may not erect, install, paint, affix or maintain any signs, notices or other advertising or display devices, illuminated or otherwise, on any part of the inside or outside of the Building or Parking Garage, without the prior approval thereof in writing by Landlord. Tenant may not install any draperies, shades, venetian blinds, mini-blinds or the like visible from the exterior of the Building unless the color, materials, shape, style and size have been approved by Landlord. Tenant must promptly, on written notice from Landlord, remove any of the above erected or maintained in violation of this Section. If Tenant fails to remove such item promptly upon receipt of notice from Landlord to such effect, Landlord may peaceably enter upon the Leased Premises and cause such item to be removed. The cost of such removal and restoration is to be paid by Tenant as Additional Rent for the month next following such removal.

                  (b) Tenant may not decorate, paint or in any other manner alter, and may not install or affix any device, fixture or attachment upon or to, the exterior of the Building or Parking Garage, including the roof or canopy thereof, without the prior written consent thereto of Landlord. If Tenant does any of the foregoing acts in contravention of this Section, Landlord has the right to remove any such decoration, paint, alteration, device, fixture or attachment and restore the Building or Parking Garage to the condition thereof prior to such act and the cost of such removal and restoration is to be paid by Tenant as Additional Rent payable for the month next following such removal and restoration.

         19.6 Amendment and Modification. No amendment, modification, supplement, termination, consent or waiver of any provision of this Lease, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Lease and any consent to any departure from the terms of any provision of this Lease is to be effective only in the specific instance and for the specific purpose for which given.

         19.7 Approvals and Consents. If any provision hereof requires the approval or consent of any party to any act or omission, such approval or consent is not to be unreasonably withheld or delayed except as set forth herein.

         19.8 Brokers. Landlord shall be responsible for any commission payable to its listing broker, Desco Commercial. Landlord shall pay to Trammell Crow Company a fee equal to 2.25% of the Base Rent of the initial Lease Term, payable 1/2 upon execution by all parties of this Agreement and the balance upon the Commencement Date. Should any additional claim for a commission be established or any other claim be established by a broker, agent or finder other than Desco Commercial or Trammell Crow Company, the parties hereto expressly agree to hold one another harmless with respect thereto to the extent that one or the other is shown to be responsible for the creation of such claim.

         19.9 Captions. Captions contained in this Lease and the table of contents preceding this Lease have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Lease or the intent of any provision hereof.

         19.10 Construction. Unless the context of this Lease clearly requires otherwise: (a) references to the plural include the singular and vice versa; (b) references to any person include such person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Lease; (c) references to one gender include all genders; (d) "including" is not limiting;
(e) "or" has the inclusive meaning represented by the phrase "and/or"; (f) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Lease refer to this Lease as a whole and not to any particular provision of this Lease; (g) article, section, subsection, Exhibit and Schedule references are to this Lease unless otherwise specified; (h) reference to any agreement (including this Lease), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (i) references to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, unless the effect thereof is to reduce, limit or otherwise prejudicially affect any obligation or any right, power or remedy hereunder, in which case such amendment, modification, codification or reenactment will not, to the maximum extent permitted by Applicable Law, form part of this Lease and is to be disregarded for purposes of the construction and interpretation hereof.

         19.11 Counterpart Facsimile Execution. For purposes of executing this Lease, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Lease or any amendment or other document executed in compliance with this Section.

         19.12 Counterparts. This Lease may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

         19.13 Confidentiality. Without the prior written consent of the other party, and except as required by law, neither party nor any of its agents, representatives, affiliates, employees or consultants shall disclose to any person any of the terms, conditions or other provisions of this Lease and both parties shall keep such information in strict confidence.

         19.14 Roof Access. Subject to the provisions of Article VIII herein and further subject to the approval of the City of Clayton and/or the County of St. Louis, Tenant may, at its expense (but without any payment of rent) install a rooftop mounted satellite dish/antenna on its pro-rata share (after first deducting for the Building's mechanicals) of the Building's roof.

         19.15 Entire Agreement. This Lease and the Work Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

         19.16 Exhibits. All of the Exhibits attached to this Lease are deemed incorporated herein by reference.

         19.17 Failure or Delay. No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

         19.18 Further Assurances. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Lease.

         19.19 Governing Law. This Lease and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

         19.20 Legal Fees. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Lease and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. In the event any party brings suit to construe or enforce the terms hereof, or raises this Lease as a defense in a suit brought by another party, the prevailing party is entitled to recover its attorneys' fees and expenses.

         19.21 Notices. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (a) when delivered in person, (b) three days after deposited in the United States mail, first class postage prepaid, (c) in the case of telegraph or overnight courier services, one business day after delivery to the telegraph company or overnight courier service with payment provided for, or (d) in the case of telex or telecopy or fax, when sent, verification received, in each case addressed as follows:

         (i)      if to Landlord:

                           Forsyth Centre Associates, L.L.C.
                           c/o MDR Properties
                           Suite 307
                           8182 Maryland Avenue
                           Clayton, Missouri 63105
                           Fax #:  (314) 854-8322

         (ii)     if to Tenant (prior to occupancy of Leased Premises):

                           D&K Healthcare Resources, Inc.
                           c/o Vice President and General Counsel
                           8000 Maryland Avenue
                           Clayton, Missouri  63105

                  if to Tenant (subsequent to occupancy of Leased Premises):

                           D&K Healthcare Resources, Inc.
                           c/o Vice President and General Counsel
                           8235 Forsyth Blvd., Suite 1000
                           Clayton, Missouri  63105

or to such other address as any party may designate by notice to the other party in accordance with the terms of this Section.

         19.22 Remedies Cumulative. Each and every right granted hereunder and the remedies provided for under this Lease are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity, or otherwise.

         19.23 Severability. Any provision of this Lease which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         19.24 Successors and Assigns. All provisions of this Lease are binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

         19.25 Third-party Beneficiary. This Lease is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under, or because of the existence of, this Lease.

         19.26 Signatory Warranty. Each person executing this Lease warrants that he is authorized to do so on behalf of the party for whom he signs this Lease.

         19.27 Acceptance. Each party hereto acknowledges that it has read this Lease and that its signature hereto signifies acceptance of each and every term hereof.

                                            FORSYTH CENTRE ASSOCIATES, L.L.C.



                                            By  /s/ John L. Hank
                                                ----------------



                                            D&K HEALTHCARE RESOURCES, INC.


                                            By  /s/ J. Hord Armstrong, III
                                                --------------------------